UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    April 8, 2008

DUANE READE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-13843	05-0599589
(Commission File Number)	(I.R.S. Employer Identification No.)

440 NINTH AVENUE NEW YORK, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 273-5700
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2008, David W. D’Arezzo informed Duane Reade Holdings, Inc. (the “Company”) that he would be resigning as Senior Vice President and Chief Marketing Officer of the Company, effective as of April 17, 2008, to assume a senior management position at a large southwest regional company.

Mr. D’Arezzo, under his employment agreement, is entitled to receive his base salary through the date of his departure and has 90 days after his departure to exercise options to purchase 12,330 shares of common stock of the Company at a price of $100 per share.

On April 9, 2008, the Company issued a press release, attached hereto as Exhibit 99.1, which press release is incorporated into this item by reference.

ITEM 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit 99.1	Press Release, dated April 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  April 9, 2008

DUANE READE HOLDINGS, INC.
By:	/s/ John K. Henry
Name: John K. Henry Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated April 9, 2008